UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800 Corpus Christi, Texas	78401
(Address of principal executive offices)	(Zip Code)

(361) 888-8235
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On January 24, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that it had filed a Technical Report Summary (“TRS”) on EDGAR disclosing updated mineral resources for the Company’s Horseshoe-Raven Project (the “Project” or “Horseshoe-Raven”). UEC indirectly owns 100% of the Project.

●	This TRS filing for the Horseshoe-Raven Project is the second Saskatchewan resource estimate reported by the Company since its acquisition of UEX Corporation (“UEX”) in August of 2022; and

●
Indicated resources at the Horseshoe-Raven Project are 37.43 million lb. U3O8 with 23.59 million lb. U3O8 at 0.215% U3O8 at the Horseshoe Deposit and 13.83 million lb. U3O8 at 0.177% U3O8 at the Raven Deposit (Table 1).

●
The project is 11,085 acres in the eastern portion of Saskatchewan’s Athabasca Uranium District about 5 km from Cameco’s mill at Rabbit Lake and approximately 27 km from the Roughrider deposit. UEC is considering the synergies between the Horseshoe-Raven, Roughrider, and Christie Lake deposits as parts of the Company’s Eastern Athabasca Hub Strategy.

●
Uranium mineralization at Horseshoe-Raven is hosted in basement rocks with no sandstone cover and is between 100 m and 450 m below the surface, suggesting that the deposit is potentially amenable to combined conventional open pit and underground mine development and should not require costly ground freezing.

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

●
S-K 1300 was adopted by the Securities and Exchange Commission (the “SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards; and

●	The mineral resource estimate set forth in this TRS for the Horseshoe-Raven Project has not previously been reported under the S-K 1300 format.

The TRS was prepared under S-K 1300 and was filed on January 23, 2023 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on January 23, 2023. The TRS was prepared on behalf of the Company by Nathan A. Barsi, P.Geo., UEC’s District Geologist, Roger M. Lemaitre, P.Eng., P.Geo., former President and CEO of UEX, and Christopher J. Hamel, P.Geo., UEC’s Vice President Exploration, Canada.

About Horseshoe-Raven

UEC’s 100%-owned Horseshoe-Raven Project is our most advanced Canadian exploration stage project, located only 5 km south of Cameco’s Rabbit Lake Mill. The Project has direct access to all-weather roads and power infrastructure.

Given the shallow depths to mineralization (between 100 and 450 m depth), uranium grades and lack of sandstone cover, the Horseshoe and Raven Deposits are potentially amenable to combined conventional open pit and underground mine development and should not require costly ground freezing to prevent water incursion or extra radiation protection measures routinely employed at many of Saskatchewan’s uranium operations.

In 2016 additional metallurgical testing was completed on the Horseshoe and Raven mineralization with the objective of evaluating the potential benefit of heap leach extraction in lieu of toll milling. The testing program was conducted by SGS Lakefield Laboratories and was successful at demonstrating the potential of heap leaching. This historical scoping study was completed on the Horseshoe and Raven Deposits by JDS Mining in December 2016. The results of the study indicate that further investigations into heap leaching as an extraction method for the Horseshoe and Raven mineralization are warranted.

Resource Disclosure

The updated technical report and mineral resource estimate in the TRS was completed by Nathan A. Barsi, P.Geo., UEC’s District Geologist, Christopher J. Hamel, P.Geo., UEC’s Vice President Exploration, Canada, and Roger M. Lemaitre, former CEO and President of UEX. Messrs. Barsi, Hamel and Lemaitre are Qualified Persons under Item 1302 of S-K 1300. The Horseshoe-Raven Project mineral resource estimate was determined using a cut-off grade of 0.05% U3O8. A total of 4,982,500 tonnes containing 23.6 million pounds of U3O8 at an average grade of 0.215% U3O8 have been estimated in the indicated mineral resource category for the Horseshoe Deposit. A total of 5,370,000 tonnes containing 13.8 million pounds of U3O8 at an average grade of 0.117% U3O8 have been estimated in the indicated mineral resource category for the Raven Deposit.

Table 1 – Horseshoe and Raven Deposits Mineral Resource Estimate at 0.05% U3O8 cut-off grade

Horseshoe Deposit Uranium Resource*
Deposit	Category	Quantity (Tonnes)	Average Grade U3O8 (%)	Total lbs U3O8
Horseshoe	Indicated	4,982,500	0.215	23,594,000
Raven Deposit Uranium Resources*
Deposit	Category	Quantity (Tonnes)	Average Grade U3O8 (%)	Total lbs U3O8
Raven	Indicated	5,370,000	0.117	13,832,400

Notes:

1)	Indicated mineral resources as defined in 17 CFR § 229.1300 of S-K 1300.
2)	Resources are reported as of October 31, 2022.
3)	The point of reference for mineral resources is in-situ at the Project.
4)	Mineral resources that are not mineral reserves do not have demonstrated economic viability.

The current mineral resource estimate includes the results from 715 diamond drill holes totalling 210,385 m which were drilled from 2005 to 2011. Mineralized wireframes of the Horseshoe and Raven Deposits were prepared at a 0.02% U3O8 mineralized threshold to constrain the mineral resource estimate at each deposit area. The estimate was completed by inverse distance weighting squared algorithm using Datamine Studio RM software and utilized block sizes of 5 x 5 x 2.5 m for parent blocks and 0.25 x 0.25 x 0.25 m subcells. The impact of anomalously high-grade samples were controlled through a process of grade capping for all zones.

The mineral resource estimate primarily utilized uranium geochemical analyses from the Saskatchewan Research Council Geoanalytical Laboratories in Saskatoon, Saskatchewan, obtained through Inductively Coupled Plasma Mass Spectroscopy (“ICP-MS”) for all samples with grades lower than 1,000 ppm U and using Inductively Couple Plasma Optical Emission Spectroscopy for samples determined by ICP-MS to contain uranium concentrations higher than 1,000 ppm U. Duplicate and independent check analyses were performed on approximately 5% of the mineralized assay database.

Summary capital and operating cost estimates are not included with the TRS since the Company is reporting the results of an initial assessment.

The TRS has been prepared and the technical information in this news release respecting the TRS has been reviewed by each of Nathan A. Barsi, P.Geo., UEC’s District Geologist, Roger M. Lemaitre, P.Eng., P.Geo., and Christopher J. Hamel P.Geo., Vice President Exploration, Canada, for the Company, all Qualified Persons under Item 1302 of S-K 1300.

Figure 1 - UEC Athabasca Projects

Figure 2 – Horseshoe-Raven Project

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description

99.1	News Release dated January 24, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: January 24, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer